Exhibit 8.1

List of Principal Subsidiaries and Variable Interest Entities

Place of
Name of Entity	Incorporation
Subsidiaries
BaiJiaYun Limited	Cayman Islands
Baijiayun Global Ltd (“BJY Global”)	Cayman Islands
Baijiayun AI Limited	Singapore
Beijing Baishilian Technology Co., Ltd.	PRC
Shenzhen Baishilian Technology Co., Ltd.	PRC
Nanning Baishilian Information Technology Co., Ltd.	PRC
Nanjing Baishilian Technology Co., Ltd.	PRC
Zhejiang Baijiashilian Technology Co., Ltd.	PRC
VIEs
BaiJiaYun Group Co., Ltd	PRC
Baijia Cloud Technology Co., Ltd.	PRC
VIEs’ Subsidiaries
Nanjing Baijia Cloud Technology Co., Ltd.	PRC
Baijiayun Information Technology Co., Ltd.	PRC
Guizhou Baijia Cloud Technology Co., Ltd.	PRC
Beijing Baijiayun Digital Technology Co., Ltd.	PRC
Xi’an Baijiayun Information Technology Co., Ltd.	PRC
Henan Baijia Cloud Information Technology Co., Ltd.	PRC
Guangxi Weifang Technology Co., Ltd.	PRC
Shanghai BaiJiaYun Technology Co., Ltd.	PRC
Beijing Deran Technology Co., Ltd	PRC
Guangxi Hengsheng Information Technology Co., Ltd.	PRC
Guangxi Chuanghe Technology Co., Ltd.	PRC
BaiJiaYun Technology Development (Shaanxi) Co., Ltd.	PRC
Beijing Baijia Yunlong Technology Co., Ltd	PRC
Wuhan Qiyunshilian Technology Co., Ltd.	PRC
Xinjiang BaiJiaYun Technology Co., Ltd.	PRC
Beijing Hydrogen Data Information Technology Co., Ltd.	PRC
Zhejiang Baijiayun Technology Co., Ltd.	PRC
Wuhan Baijia Cloud Technlogy Co., Ltd.	PRC
Guangzhou BaiJiaYun Technology Co., Ltd.	PRC